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                                                                    EXHIBIT 23.3


                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors of
Budget Rent a Car Corporation:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Budget Group, Inc. on Form S-4 (File No. 333-49679) of our report dated February 18, 1997, related to the Budget Rent a Car Corporation financial statements as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996, from Budget Group, Inc.'s current report on Form 8-K dated May 13, 1996, and to the reference to our firm under the heading "Experts" in this Registration Statement.


/s/ KPMG PEAT MARWICK LLP

April 24, 1998

Chicago, Illinois